Exhibit 5.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com FIRM / AFFILIATE OFFICES
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Houston	Tel Aviv
London	Tokyo
Los Angeles	Washington, D.C.
Madrid

June 7, 2024

Montana Technologies Corporation

34361 Innovation Drive

Ronan, Montana 59864

Re:	Registration Statement on Form S-8

To the addressee set forth above:

We have acted as special counsel to Montana Technologies Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of (i) up to 13,444,581 shares (the “Incentive Award Plan Shares”) of Class A common stock of the Company, $0.0001 par value per share (the “Common Stock”), issuable under the Montana Technologies Corporation 2024 Incentive Award Plan (the “Incentive Award Plan”), (ii) up to 2,688,916 shares of Common Stock (the “ESPP Shares”) issuable under the Montana Technologies Corporation 2024 Employee Stock Purchase Plan (the “ESPP” and, together with the Incentive Award Plan, the “Plans”) and (iii) up to 1,335,080 shares of Common Stock (the “Non-Plan Shares” and, together with the Incentive Award Plan Shares and the ESPP Shares, the “Shares”) issuable upon the exercise of outstanding options to purchase Common Stock under certain non-plan stock option agreements (the “Non-Plan Option Agreements”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2024 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

June 7, 2024

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans and the Non-Plan Option Agreements, assuming in each case that the individual grants or awards under the Plans and the Non-Plan Option Agreements are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law, the Plans and the Non-Plan Option Agreements (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,